Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Marlon Nurse, V.P. – Investor Relations

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala
Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions Senior Management to Make Individual

Voluntary Open Market Stock Purchases

— Executives and Directors to Make Voluntary Purchases of Beacon Stock After Current Blackout Period

Ends —

— Company Intends to Establish Formal Executive Stock Purchase Program in Near-Term —

LOUISVILLE, KY, April 25, 2012 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, today announced that the Company’s senior management and directors will begin making voluntary open market purchases of the Company’s common stock at various prices; and that the Company intends to establish a formal Executive Stock Purchase Program in the near-term.

A number of the Company’s senior executives have expressed a desire to re-engage in voluntary, open market stock purchases beginning May 4, 2012, (a minimum of 48 hours after the filing of the Company’s Form 10Q for the second fiscal quarter ended March 31, 2012). All open market purchases will be made with personal funds at various discretionary times and prices and will have no impact on the Company’s financial statements or cash balance. These open market purchases are a continuation of previous, voluntary purchases of Beacon stock by various executives and is expected to continue in the future.

Currently, insiders of Beacon are subject to a blackout period, and prohibited from purchasing stock, due to the recent ending of the Company’s fiscal second quarter 2012 and upcoming 10Q filing with the SEC. The Company recognizes the recent volatility in its stock price and that executives and directors may voluntarily purchase shares in the open market at their discretion, subject to applicable securities laws, after the blackout period ends. Individuals may make purchases from time to time at prices of their choosing. The Company also intends to support the individual usage of an Executive Stock Purchase Program in response to management’s desire to individually acquire additional shares on a voluntary, discretionary and regular basis thereafter.

“While we’ve experienced some recent challenges, our confidence in our business model and prospects for the future remain strong,” stated Bruce Widener, CEO and Chairman of Beacon Solutions. “The executive team and board believe the Company’s market value and growth prospects are not fairly reflected in its current share price, which represents a unique opportunity for our personal investment in additional Beacon shares. We’re committed to leveraging our operational and execution expertise in the global ITS infrastructure market to maintain significant annual revenue growth, to achieve sustainable profitability, and to build long-term value for our shareholders, customers, partners and employees.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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